UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2023

OFFICE PROPERTIES INCOME TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-34364	26-4273474
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458-1634

(Address of Principal Executive Offices) (Zip Code)

617-219-1440

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Trading Symbol(s)	Name Of Each Exchange On Which Registered
Common Shares of Beneficial Interest	OPI	The Nasdaq Stock Market LLC
6.375% Senior Notes due 2050	OPINL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

In this Current Report on Form 8-K, the terms “we”, “us” and “our” refer to Office Properties Income Trust.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 26, 2023, our Board of Trustees, or the Board, appointed Christopher J. Bilotto, currently our President and Chief Operating Officer, as our Chief Executive Officer, effective October 1, 2023, in addition to continuing in his current office of President.

Mr. Bilotto, age 46, previously served as our Vice President from May 2019 to December 2020 and has served as our President and Chief Operating Officer since January 2021. Mr. Bilotto has been a senior vice president of our manager, The RMR Group LLC, or RMR, since October 2020 and a vice president of RMR from 2016 to September 2020. Mr. Bilotto is responsible for portfolio management oversight for all office, industrial and retail properties managed by RMR and is also responsible for development and redevelopment across the United States. Mr. Bilotto’s prior responsibilities at RMR included serving as Senior Area Director of RMR’s West Region. Prior to joining RMR in 2011, Mr. Bilotto worked at General Growth Properties in various management roles for shopping malls and mixed-use assets in New Mexico, Arizona and California.

There is no arrangement or understanding between Mr. Bilotto and any other person pursuant to which Mr. Bilotto was appointed as our President and Chief Executive Officer. There are no transactions, relationships or agreements between Mr. Bilotto and us that would require disclosure pursuant to Item 404(a) of Regulation S-K. Mr. Bilotto does not have a family relationship with any member of the Board or any of our executive officers.

Also on September 26, 2023, the Board appointed Brian E. Donley as our Chief Financial Officer and Treasurer, effective October 1, 2023.

Mr. Donley, age 49, is a senior vice president of RMR and has served in various finance and accounting leadership roles at RMR since 1997. Mr. Donley has been chief financial officer and treasurer of Service Properties Trust since 2019. He has more than 25 years of commercial real estate experience with real estate investment trusts. Mr. Donley also served as chief financial officer and treasurer of Seven Hills Realty Trust (then known as RMR Mortgage Trust and prior to that as RMR Real Estate Income Fund) from 2019 to 2021. Mr. Donley has also served as chief financial officer and treasurer of Industrial Logistics Properties Trust since 2022, but he has resigned from that position effective September 30, 2023. Mr. Donley is a certified public accountant.

There is no arrangement or understanding between Mr. Donley and any other person pursuant to which Mr. Donley was appointed as our Chief Financial Officer and Treasurer. There are no transactions, relationships or agreements between Mr. Donley and us that would require disclosure pursuant to Item 404(a) of Regulation S-K. Mr. Donley does not have a family relationship with any member of the Board or any of our executive officers.

Mr. Donley will replace Matthew C. Brown, who has resigned as our Chief Financial Officer and Treasurer, effective September 30, 2023.

In connection with Mr. Donley’s appointment as our Chief Financial Officer and Treasurer, we will enter into an indemnification agreement with Mr. Donley, which agreement will be on substantially the same terms as the indemnification agreements we have entered with our other Trustees and executive officers. We have previously filed a form of indemnification agreement as Exhibit 10.1 to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, which form is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OFFICE PROPERTIES INCOME TRUST

By:	/s/ Christopher J. Bilotto
Name:	Christopher J. Bilotto
Title:	President

Dated: September 26, 2023